Exhibit 99.1

Globus Medical Reports Second Quarter 2020 Results

AUDUBON, PA, August 5, 2020: Globus Medical, Inc. (NYSE: GMED), a leading musculoskeletal solutions company, today announced its financial results for the second quarter ended June 30, 2020.

•	Worldwide sales were $148.9 million, a decrease of 23.4% as reported

•	Second quarter net loss was $20.8 million

•	Diluted earnings per share (EPS) was $(0.21) and non-GAAP diluted EPS was $0.07

•	Non-GAAP adjusted EBITDA was 14.7% of sales

“The Globus Team performed extremely well in the second quarter,” said Dave Demski, President and CEO.  “Our worldwide revenue was down 23% in the quarter, an exceptional result when compared to our peers within the industry.  Furthermore, we used the opportunity provided by the slowdown in procedures to strengthen ourselves for the future.  We critically evaluated all aspects of the business and trimmed back non-essential and less efficient areas; we continued to manufacture products at record levels, in anticipation of the bounce back we are already starting to see; we launched several new and innovative products; we continued to recruit competitive sales reps at record levels; and we are aggressively expanding our manufacturing capacity.”

“We are highly encouraged by the rebound in spine procedures in the US,” said Demski.  “The spine business in the US bottomed in mid-April, but rebounded to produce double digit growth in June, which has accelerated into the mid-teens growth in July.  Interest in robotic technology has remained high and we were able to close several deals in June and July.  We are excited about the second half of 2020: Globus is poised for robust growth if the recent trends continue; and, if we do experience further disruption, our lean organization structure and strong liquidity will position us to weather the storm effectively.”

Worldwide sales for the second quarter were $148.9 million, a decrease of 23.4% over the second quarter of 2019 on an as-reported basis and 23.3% on a constant currency basis. Second quarter sales in the U.S., including robotics, decreased by 21.8% compared to the second quarter of 2019. International sales decreased by 31.2% over the second quarter of 2019 on an as-reported basis and 30.5% on a constant currency basis.

Second quarter GAAP net loss was $20.8 million, a  decrease of 154.6% over the same period last year. Diluted EPS for the second quarter was $(0.21), as compared to $0.38 for the second quarter 2019. Non-GAAP diluted EPS for the second quarter was $0.07, compared to $0.41 in the second quarter of 2019,  a decrease of 82.9%.

The Company generated net cash provided by operating activities of $23.1 million and non-GAAP free cash flow of 13.1 million in the second quarter, and ended the quarter with cash, cash equivalents and marketable securities of $636.2 million. The Company remains debt free.

2020 Annual Guidance

On April 16, 2020, due to the rapidly evolving environment and continued uncertainties resulting from the COVID-19 pandemic, Globus Medical withdrew previously announced full year 2020 guidance. At this time, Globus Medical cannot predict the specific extent, or duration, of the impact of COVID-19 on its financial and operating results.

Conference Call Information

Globus Medical will hold a teleconference to discuss its 2020 second quarter results with the investment community at 4:30 p.m. Eastern Time today. Globus invites all interested parties to join the call by dialing:

1-855-533-7141     United States Participants

1-720-545-0060     International Participants

There is no pass code for the teleconference.

For interested parties who do not wish to ask questions, the teleconference will be webcast live and may be accessed through a link on the Globus Medical website at www.globusmedical.com/investors.

The call will be archived until Wednesday, August 12, 2020. The audio archive can be accessed by calling 1-855-859-2056 in the U.S. or 1-404-537-3406 from outside the U.S. The passcode for the audio replay is 724-7657.

About Globus Medical, Inc.

Based in Audubon, Pennsylvania, Globus Medical, Inc. was founded in 2003 by an experienced team of professionals with a shared vision to create products that enable surgeons to promote healing in patients with musculoskeletal disorders. Additional information can be accessed at www.globusmedical.com.

Non-GAAP Financial Measures

To supplement our financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), management uses certain non-GAAP financial measures. For example, non-GAAP Adjusted EBITDA, which represents net income before interest income, net and other non-operating expenses, provision for income taxes, depreciation and amortization, stock-based compensation expense, provision for litigation, acquisition related costs/licensing, acquisition of in-process research and development, is useful as an additional measure of operating performance, and particularly as a measure of comparative operating performance from period to period, as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance, and it removes the effect of our capital structure, asset base, income taxes and interest income and expense. Our management also uses non-GAAP Adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections. Provision for litigation represents costs incurred for litigation settlements or unfavorable verdicts when the loss is known or considered probable and the amount can be reasonably estimated, or in the case of a favorable settlement, when income is realized. Acquisition related costs/licensing represents the change in fair value of business-acquisition-related contingent consideration; costs related to integrating recently acquired businesses, including but not limited to costs to exit or convert contractual obligations, severance, and information system conversion; and specific costs related to the consummation of the acquisition process such as banker fees, legal fees, and other acquisition related professional fees, as well as one-time licensing fees.  Acquisition of in-process research and development represents the expensing of acquired assets with no alternative future use and related fees.

In addition, for the period ended June 30, 2020 and for other comparative periods, we are presenting non-GAAP net income and non-GAAP Diluted Earnings Per Share, which represents net income and diluted earnings per share excluding the provision for litigation, amortization of intangibles, acquisition related costs/licensing, acquisition of in-process research and development, and the tax effects of all of the foregoing adjustments. The tax effect adjustment represents the tax effect of the pre-tax non-GAAP adjustments excluded from non-GAAP net income. The tax impact of the non-GAAP adjustments is calculated based on the consolidated effective tax rate on a GAAP basis, applied to the non-GAAP adjustments, unless the underlying item has a materially different tax treatment, in which case the estimated tax rate applicable to the adjustment is used. We believe these non-GAAP measures are also useful indicators of our operating performance, and particularly as additional measures of comparative operating performance from period to period as they remove the effects of litigation, amortization of intangibles, acquisition related costs/licensing, acquisition of in-process research and development, and the tax effects of all of the foregoing adjustments, which we believe are not reflective of underlying business trends. Additionally, for the period ended June 30, 2020 and for other comparative periods, we also define the non-GAAP measure of free cash flow as the net cash provided by operating activities, adjusted for the impact of restricted cash, less the cash impact of purchases of property and equipment.  We believe that this financial measure provides meaningful information for evaluating our overall financial performance for comparative periods as it facilitates an assessment of funds available to satisfy current and future obligations and fund acquisitions.  Furthermore, the non-GAAP measure of constant currency sales growth is calculated by translating current year sales at the same average exchange rates in effect during the applicable prior year period.  We believe constant currency sales growth provides insight to the comparative increase or decrease in period sales, in dollar and percentage terms, excluding the effects of fluctuations in foreign currency exchange rates.

Non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, free cash flow and constant currency sales growth are not calculated in conformity with U.S. GAAP.  Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial measures prepared in accordance with U.S. GAAP.  These measures do not include certain expenses that may be necessary to evaluate our liquidity or operating results.  Our definitions of non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, free cash flow and constant currency sales growth may differ from that of other companies and therefore may not be comparable.

Safe Harbor Statements

All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms. These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends. Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted. These risks and uncertainties include, but are not limited to, health epidemics, pandemics and similar outbreaks, including the COVID-19 pandemic, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to comply with laws and regulations that are or may become applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, and other risks. For a discussion of these and other risks, uncertainties and other factors that could affect our results, you should refer to the disclosure contained in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission, including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in our Forms 10-Q, Forms 8-K and other filings with the Securities and Exchange Commission. These documents are available at www.sec.gov. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share amounts)	2020	2019	2020	2019
Sales	$148,922	$194,539	$339,499	$377,486
Cost of goods sold	50,643	43,990	99,507	85,828
Gross profit	98,279	150,549	239,992	291,658

Operating expenses:
Research and development	39,455	15,746	54,857	30,069
Selling, general and administrative	80,019	88,379	173,558	174,163
Provision for litigation	197	—	197	—
Amortization of intangibles	4,115	3,449	7,891	6,792
Acquisition related costs	56	106	604	685
Total operating expenses	123,842	107,680	237,107	211,709

Operating income/(loss)	(25,563)	42,869	2,885	79,949

Other income, net
Interest income/(expense), net	3,590	4,417	7,914	8,576
Foreign currency transaction gain/(loss)	(168)	(210)	(636)	(22)
Other income/(expense)	199	17	393	241
Total other income/(expense), net	3,621	4,224	7,671	8,795

Income/(loss) before income taxes	(21,942)	47,093	10,556	88,744
Income tax provision	(1,105)	8,930	5,444	17,370

Net income/(loss)	$(20,837)	$38,163	$5,112	$71,374

Earnings per share:
Basic	$(0.21)	$0.39	$0.05	$0.72
Diluted	$(0.21)	$0.38	$0.05	$0.70
Weighted average shares outstanding:
Basic	97,509	99,023	98,572	98,875
Dilutive stock options	—	2,559	2,420	2,600
Diluted	97,509	101,582	100,992	101,475

Anti-dilutive stock options excluded from weighted average calculation	11,680	5,021	6,645	4,854

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	June 30,	December 31,
(In thousands, except par value)	2020	2019
ASSETS
Current assets:
Cash, cash equivalents, and restricted cash	$165,554	$195,724
Short-term marketable securities	151,181	115,763
Accounts receivable, net of allowances of $8,117 and $5,599, respectively	132,092	154,326
Inventories	224,457	196,314
Prepaid expenses and other current assets	19,625	17,243
Income taxes receivable	3,982	8,098
Total current assets	696,891	687,468
Property and equipment, net of accumulated depreciation of $257,885 and $243,732, respectively	211,902	199,841
Long-term marketable securities	319,483	409,514
Intangible assets, net	85,226	78,812
Goodwill	129,184	128,775
Other assets	21,070	21,741
Deferred income taxes	2,046	5,926
Total assets	$1,465,802	$1,532,077

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$27,715	$24,614
Accrued expenses	69,243	63,283
Income taxes payable	1,990	1,057
Business acquisition liabilities	665	6,727
Deferred revenue	6,513	5,402
Payable to broker	-	10,320
Total current liabilities	106,126	111,403
Business acquisition liabilities, net of current portion	3,551	2,822
Deferred income taxes	5,046	6,023
Other liabilities	14,164	9,377
Total liabilities	128,887	129,625

Equity:
Class A common stock; $0.001 par value. Authorized 500,000 shares; issued and outstanding 75,327 and 77,395 shares at June 30, 2020 and December 31, 2019, respectively	75	77
Class B common stock; $0.001 par value. Authorized 275,000 shares; issued and outstanding 22,430 and 22,430 shares at June 30, 2020 and December 31, 2019, respectively	22	22
Additional paid-in capital	387,611	357,320
Accumulated other comprehensive income (loss)	1,298	(2,898)
Retained earnings	947,909	1,047,931
Total equity	1,336,915	1,402,452
Total liabilities and equity	$1,465,802	$1,532,077

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Six Months Ended
	June 30,
(In thousands)	2020	2019
Cash flows from operating activities:
Net income	$5,112	$71,374
Adjustments to reconcile net income to net cash provided by operating activities:
Acquired in-process research and development	24,418	—
Depreciation and amortization	29,669	25,113
Amortization of premium (discount) on marketable securities	104	(736)
Write-down for excess and obsolete inventories	7,216	2,468
Stock-based compensation expense	14,118	12,749
Allowance for doubtful accounts	2,455	1,229
Change in fair value of business acquisition liabilities	463	579
Change in deferred income taxes	(1,127)	1,424
(Gain)/loss on disposal of assets, net	625	295
(Increase)/decrease in:
Accounts receivable	19,306	(6,532)
Inventories	(34,371)	(28,094)
Prepaid expenses and other assets	(2,875)	(2,933)
Increase/(decrease) in:
Accounts payable	2,974	(901)
Accrued expenses and other liabilities	(7,756)	(8,744)
Income taxes payable/receivable	5,030	(5,491)
Net cash provided by operating activities	65,361	61,800
Cash flows from investing activities:
Purchases of marketable securities	(57,418)	(210,606)
Maturities of marketable securities	88,383	161,568
Sales of marketable securities	17,405	25,490
Purchases of property and equipment	(32,270)	(42,895)
Acquisition of businesses, net of cash acquired and purchases of intangible and other assets	(21,991)	(24,135)
Net cash used in investing activities	(5,891)	(90,578)
Cash flows from financing activities:
Payment of business acquisition liabilities	(853)	(5,633)
Proceeds from exercise of stock options	15,964	12,268
Repurchase of common stock	(104,669)	—
Net cash used in/provided by financing activities	(89,558)	6,635
Effect of foreign exchange rate on cash	(82)	186
Net increase/(decrease) in cash, cash equivalents, and restricted cash	(30,170)	(21,957)
Cash, cash equivalents, and restricted cash at beginning of period	195,724	139,747
Cash, cash equivalents, and restricted cash at end of period	$165,554	$117,790
Supplemental disclosures of cash flow information:
Interest paid	7	4
Income taxes paid	$2,147	$23,975

Supplemental Financial Information

Sales by Geographic Area:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands)	2020	2019	2020	2019
United States	$125,154	$159,989	$283,601	$307,527
International	23,768	34,550	55,898	69,959
Total Sales	$148,922	$194,539	$339,499	$377,486

Sales by Revenue Stream:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands)	2020	2019	2020	2019
Musculoskeletal Solutions products	$143,480	$182,538	$326,022	$358,296
Enabling Technologies products	5,442	12,001	13,477	19,190
Total Sales	$148,922	$194,539	$339,499	$377,486

Liquidity and Capital Resources:

	June 30,	December 31,
(In thousands)	2020	2019
Cash, cash equivalents, and restricted cash	$165,554	$195,724
Short-term marketable securities	151,181	115,763
Long-term marketable securities	319,483	409,514
Total cash, cash equivalents, restricted cash and marketable securities	$636,218	$721,001

The following tables reconcile GAAP to Non-GAAP financial measures.

Non-GAAP Adjusted EBITDA Reconciliation Table:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except percentages)	2020	2019	2020	2019
Net income/(loss)	$(20,837)	$38,163	$5,112	$71,374
Interest income/(expense), net	(3,590)	(4,417)	(7,914)	(8,576)
Provision for income taxes	(1,105)	8,930	5,444	17,370
Depreciation and amortization	15,101	12,858	29,669	25,113
EBITDA	(10,431)	55,534	32,311	105,281
Stock-based compensation expense	7,311	6,297	14,118	12,749
Provision for litigation	197	—	197	—
Acquisition related costs/licensing	469	335	1,426	971
Acquisition of in-process research and development	24,418	—	24,418	—
Adjusted EBITDA	$21,964	$62,166	$72,470	$119,001

Net income as a percentage of sales	-14.0%	19.6%	1.5%	18.9%
Adjusted EBITDA as a percentage of sales	14.7%	32.0%	21.3%	31.5%

Non-GAAP Net Income Reconciliation Table:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands)	2020	2019	2020	2019
Net income/(loss)	$(20,837)	$38,163	$5,112	$71,374
Provision for litigation	197	—	197	—
Amortization of intangibles	4,115	3,449	7,891	6,792
Acquisition related costs/licensing	469	335	1,426	971
Acquisition of in-process research and development	24,418	—	24,418	—
Tax effect of adjusting items	(1,470)	(717)	(2,426)	(1,524)
Non-GAAP net income	$6,892	$41,230	$36,618	$77,613

Non-GAAP Diluted Earnings Per Share Reconciliation Table:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Per share amounts)	2020	2019	2020	2019
Diluted earnings per share, as reported	$(0.21)	$0.38	$0.05	$0.70
Provision for litigation	—	—	—	—
Amortization of intangibles	0.04	0.03	0.08	0.07
Acquisition related costs/licensing	—	—	0.01	0.01
Acquisition of in-process research and development	0.25	—	0.24	—
Tax effect of adjusting items	(0.02)	(0.01)	(0.02)	(0.02)
Non-GAAP diluted earnings per share	$0.07	$0.41	$0.36	$0.76

* Amounts might not add due to rounding

Non-GAAP Free Cash Flow Reconciliation Table:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands)	2020	2019	2020	2019
Net cash provided by operating activities	$23,068	$22,597	$65,361	$61,800
Purchases of property and equipment	(9,956)	(14,740)	(32,270)	(42,895)
Free cash flow	$13,112	$7,857	$33,091	$18,905

Non-GAAP Sales on a Constant Currency Basis Comparative Table:

	Three Months Ended		Reported	Currency Impact on	Constant Currency
	June 30,		Sales	Current	Sales
(In thousands, except percentages)	2020	2019	Growth	Period Sales	Growth
United States	$125,154	$159,989	-21.8%	$—	-21.8%
International	23,768	34,550	-31.2%	(230)	-30.5%
Total Sales	$148,922	$194,539	-23.4%	$(230)	-23.3%

	Six Months Ended		Reported	Currency Impact on	Constant Currency
	June 30,		Sales	Current	Sales
(In thousands, except percentages)	2020	2019	Growth	Period Sales	Growth
United States	$283,601	$307,527	-7.8%	$—	-7.8%
International	55,898	69,959	-20.1%	(563)	-19.3%
Total Sales	$339,499	$377,486	-10.1%	$(563)	-9.9%

Contact:

Brian Kearns

Senior Vice President, Business Development and Investor Relations

Phone: (610) 930-1800

Email:    investors@globusmedical.com

www.globusmedical.com